UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2016

W. P. CAREY INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 19, 2016, the Board of Directors (the “Board”) of W. P. Carey Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Bylaws”) to provide for a majority voting standard for directors in uncontested elections. Prior to the amendment, directors were elected by a plurality of the votes cast at duly called meetings of stockholders where a quorum was present, whether or not the election was contested. Plurality voting will continue to apply where the number of nominees exceeds the number of directors to be elected and in other contested director elections. The amended and restated Bylaws are effective as of January 19, 2016.
The foregoing description is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws of the Company, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.
To aid the implementation of this Bylaw amendment, the Board simultaneously updated the Company’s Corporate Governance Guidelines to require incumbent director nominees that do not receive a majority of the votes cast in uncontested elections to submit an offer of resignation in writing to the Board promptly after the certification of the election results. The Nominating and Corporate Governance Committee of the Board will review and make a recommendation to the Board as to whether such resignation should be accepted or rejected within 90 days of the certification of the election results. The Company will publicly disclose the Board’s determination regarding any such tendered resignation and the rationale behind its decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of W. P. Carey Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	January 22, 2016	By: /s/ Susan C. Hyde
Susan C. Hyde Managing Director and Corporate Secretary